UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 23, 2018, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders, including holders of Common Stock and Series D Convertible Preferred Stock, voted together on the following proposals:

(i) the election of two Class II Directors for three-year terms, such terms to continue until the Company’s annual meeting of stockholders in 2021 and until such Director’s successor is duly elected and qualified or until their earlier resignation or removal; and

(ii) the approval of an amendment to the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) to increase the number of shares of the Company’s common stock available for issuance pursuant to the 2013 Plan by 1,600,000 shares.

The voting results are reported below.

Proposal 1 - Election of Directors

John J. Canepa and Wei Zhang were elected as a Class II Directors for three-year terms, such terms to continue until the annual meeting of stockholders in 2021 and until such Director’s successor is duly elected and qualified or until their earlier resignation or removal. Due to the plurality election, votes could only be cast in favor of or withheld from a nominee and thus votes against were not applicable. The results of the election were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
John J. Canepa	2,729,356	29,025	0
Wei Zhang	2,737,356	21,215	0

Proposal 2 - Amendment to 2013 Equity Incentive Plan

The amendment to the 2013 Plan to increase the number of shares of the Company’s common stock available for issuance pursuant to the 2013 Plan by 1,600,000 shares was approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non Votes
2,671,569	77,409	9,403	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

May 25, 2018	/s/ Thomas McNaughton
(Date)	Thomas McNaughton
Chief Financial Officer